Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Premier Insured Municipal Income Fund, Inc.
33-43779, 811-06457

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a
 new
investment
 management
 agreement

 Common and
 MuniPreferred
 shares voting
 together as a
class

  MuniPreferred
 shares voting
 together as a
class



   For

                9,568,777

                          -
   Against

                   464,869

                          -
   Abstain

                   399,171

                          -
   Broker
Non-Votes

                3,251,137

                          -
      Total

              13,683,954

                          -
To ratify the
selection of
Ernst &
Young LLP
as the
independent
registered
public
accounting
firm for the
current fiscal
l year


   For

              13,236,719

                          -
   Against

                   169,085

                          -
   Abstain

                   278,150

                          -
      Total

              13,683,954

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012833.